UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2008

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2008, Tom Kilgore, President and Chief Executive Officer of the Tennessee Valley Authority (“TVA”), approved amendments to the following TVA compensation plans (collectively, the “Plans”):

•	Supplemental Executive Retirement Plan (“SERP”)
•	Deferred Compensation Plan
•	Executive Annual Incentive Plan (“EAIP”)
•	Executive Long-Term Incentive Plan (“ELTIP”)
•	Long-Term Deferred Compensation Plan (“LTDCP”)

The Plans were modified to comply with the final rules of Section 409A of the Internal Revenue Code of 1986, as amended.  Modifications were also made to:  (1) eliminate the option for participants to elect a 15-year payout upon separation from service for deferrals in fiscal year 2009 and thereafter under the EAIP, ELTIP, and LTDCP; and (2) change the payment distribution schedule under the Deferred Compensation Plan starting in calendar year 2010 for participants who have separated from service such that they will receive all subsequent annual installments (following the initial installment upon separation) in January of each year instead of on the anniversary of their separation from service.  These modifications will not result in any change to the actuarial value of benefits for participants.

Copies of the amended Plans are filed as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Supplemental Executive Retirement Plan
10.2	Deferred Compensation Plan
10.3	Executive Annual Incentive Plan
10.4	Executive Long-Term Incentive Plan
10.5	Long-Term Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: January 6, 2009	/s/ Kimberly S. Greene
Kimberly S. Greene
Chief Financial Officer and Executive Vice President, Financial Services

EXHIBIT INDEX

Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5 are filed pursuant to Item 5.02 hereof.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Supplemental Executive Retirement Plan
10.2	Deferred Compensation Plan
10.3	Executive Annual Incentive Plan
10.4	Executive Long-Term Incentive Plan
10.5	Long-Term Deferred Compensation Plan